Exhibit 5.1

November 23, 2015

WMIH Corp.

800 Fifth Avenue, Suite 4100

Seattle, Washington 98104

Re:	WMIH Corp. Registration Statement on Form S-3
File No. 333-205426

Ladies and Gentlemen:

We have acted as counsel to WMIH Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-205426) of the Company (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) up to 600,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $0.00001 per share and liquidation preference $1,000 per share, (b) up to 10,065,629 shares of the Company’s common stock, par value $0.00001 per share (the “Series A Underlying Common Stock”), issuable upon conversion of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), (c) up to 342,857,143 shares of the Company’s common stock, par value $0.00001 per share (the “Series B Underlying Common Stock”), issuable upon conversion of the Company’s Series B Preferred Stock, (d) up to 30,700,000 shares of the Company’s common stock, par value $0.00001 per share (the “Tranche A Underlying Common Stock”), issuable upon exercise of the Company’s Tranche A Warrant (the “Tranche A Warrant”) and (e) up to 30,700,000 shares of the Company’s common stock, par value $0.00001 per share (the “Tranche B Underlying Common Stock” and, together with the Series A Underlying Common Stock, the Series B Underlying Common Stock and the Tranche A Underlying Common Stock, the “Underlying Common Stock”), issuable upon exercise of the Company’s Tranche B Warrant (the “Tranche B Warrant” and, together with the Tranche A Warrant, the “Warrants” and, together with the Series B Preferred Stock and the Series A Preferred Stock, the “Securities”), in each case to be sold from time to time by the selling security holders named in the Registration Statement (the “Selling Security Holders”) in the manner set forth in the Registration Statement. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The shares of Series B Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

2.	The shares of Underlying Common Stock have been duly authorized and reserved for issuance upon conversion or exercise, as applicable, of the Securities and, when issued and delivered upon conversion or exercise, as applicable, of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable.

One Bryant Park | New York, New York 10036-6745 | 212.872.1000 | fax: 212.872.1002 | akingump.com

WMIH Corp.

November 23, 2015

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware.

B.	This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER, & FELD LLP

AKIN, GUMP, STRAUSS, HAUER, & FELD LLP